                                                                EXHIBIT 4.1
                                                                -----------
                                                                [CONFORMED COPY]



                     FOURTH AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------


       FOURTH AMENDMENT (the "Amendment"), dated as of March 16, 1995, among AMETEK, INC., a Delaware corporation (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks"), BANK OF MONTREAL, CORESTATES BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Co-Agents, and THE CHASE MANHATTAN BANK, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                             W I T N E S S E T H :
                             - - - - - - - - - -


        WHEREAS, the Borrower, the Banks, the Co-Agents and the Administrative Agent are parties to a Credit Agreement dated as of March 11, 1994, as amended by a First Amendment to Credit Agreement, dated as of April 21, 1994, as further amended by the Second Amendment to Credit Agreement, dated as of October 13, 1994 and the Third Amendment to Credit Agreement, dated as of February 6, 1995 (as so amended, the "Credit Agreement"); and

        WHEREAS, the parties hereto wish to further amend the Credit Agreement as herein provided;


        NOW, THEREFORE, it is agreed:

       1. On and after the Fourth Amendment Effective Date (as hereinafter defined), Section 4.02(A)(c) of the Credit Agreement shall be hereby amended by
(i) deleting the period appearing at the end thereof and (ii) inserting the following new text at the end thereof:

     ", provided further, that notwithstanding anything to the contrary
        -------- -------
     contained above, the Cash Proceeds received by the Borrower from the Microfoam Sale shall be applied as follows: (i) if the Dixson Acquisition shall have been consummated in accordance with the terms of Section 8.01(k) prior to the date of receipt by the Borrower of the Cash Proceeds from the Microfoam Sale, then 100% of the Net Cash Proceeds from such Microfoam Sale shall be applied to the prepayment of the outstanding principal amount of Loans as provided in, and to the extent required by, Section 4.02(B), and (ii) if the Dixson Acquisition shall not have been consummated in accordance with the terms of
     Section 8.01(k) prior to the date of receipt by the Borrower of the Cash Proceeds from the Microfoam Sale, then so long as no Default or Event of Default then exists, such Net Cash Proceeds therefrom may be retained by the Borrower so long as such Net Cash Proceeds are utilized to pay the purchase price for the Dixson Business subject to the Dixson Acquisition, provided that pending the consummation of the Dixson Acquisition, such Net Cash Proceeds may be invested in Cash Equivalents, and to the extent the aggregate amount of such Net Cash Proceeds exceeds such purchase price for the Dixson Business, all of such excess Net Cash Proceeds shall be applied as required by the terms of this clause (c) without regard to this second proviso, but in the event that a Default or Event of Default then exists, all of such Net Cash Proceeds shall be applied as otherwise required by the terms of this clause (c) without regard to this second proviso."

       2. On and after the Fourth Amendment Effective Date, Section 4.02(B) of the Credit Agreement shall be hereby amended by (i) deleting the word "Each" appearing as the first word in clause (a) thereof and inserting in lieu thereof the following new text: "Except as otherwise provided in clause (b) below with respect to Cash Proceeds received by the Borrower from the Microfoam Sale, each", (ii) adding the following new clause (b):

          "(b) The mandatory repayment of Loans arising pursuant to Section 4.02(A)(c) as a result of the receipt by the Borrower of Net Cash Proceeds from the Microfoam Sale after the consummation of the Dixson Acquisition shall be applied as follows: (i) first, to repay the principal of
                                      -----
     outstanding Revolving Loans with no corresponding reduction to the Total Revolving Loan Commitment; and (ii) second, to the extent in excess
                                         ------
     thereof, all of such excess Net Cash Proceeds shall be applied as required by the terms of Section 4.02(A)(c) without regard to the second proviso thereto."

, and (iii) by relettering clause (b) thereof as clause (c).

       3. On and after the Amendment Effective Date, Section 6.05(b) of the Credit Agreement is hereby amended by adding the following new proviso to the end thereof:

    "; provided further, that proceeds of the Revolving Loans may be utilized by
       -------- -------
   the Borrower to effect the Dixson Acquisition in accordance with the terms of
   Section 8.01(k) and the other terms and provisions of this Agreement and to effect Permitted Acquisitions in accordance with the terms and provisions of this Agreement."

       4. On and after the Fourth Amendment Effective Date, Section 8.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (h) thereof, (ii) deleting the period appearing at the end of clause (i) thereof and inserting in lieu thereof a semi-colon and (iii) inserting the following new clauses immediately following clause (i) thereof:

          "(j) the Borrower may sell its Microfoam Business pursuant to the Microfoam Sale Documents; provided that:
                               --------
          (i) such proposed Microfoam Sale is consummated prior to September 30, 1995;

          (ii) the assets being sold pursuant to such proposed Microfoam Sale shall only be those assets as described in that certain Confidential Information Memorandum dated December 1994, prepared by The Bridgeport Group, which has been previously distributed to the Administrative Agent and each of the Banks, with any substantial changes thereof to be reasonably satisfactory to the Administrative Agent and the Required Banks;

          (iii) the Microfoam Business shall be sold for an amount at least equal to the greater of (A) $25,000,000 and (B) the fair market value of the Microfoam Business (as determined in good faith by senior management of the Borrower);

          (iv) such Sale shall be solely for cash;

          (v) based on calculations made by the Borrower on a pro forma basis
                                                              --- -----
     (the pro forma adjustments made by the Borrower in making the calculations
          --- -----
     pursuant to this clause (v) shall be subject to the reasonable satisfaction of the Administrative Agent and the Required Banks, including, without limitation, the calculation of the Product Line Contribution of the Microfoam Business) after giving effect to the Dixson Acquisition if such acquisition shall have been consummated prior to the Microfoam Sale, and after giving effect to such proposed Microfoam Sale as if such Microfoam Sale had been consummated, and all Indebtedness to be repaid (including, without limitation, voluntarily repaid) with the proceeds of such Microfoam Sale had been repaid, on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower (or, for any determination made on or prior to March 31, 1995, on April 1, 1994), the covenants contained in Sections 8.09 through 8.11, inclusive, of this Agreement (A) shall have been met during the one-year period (or such shorter period as provided above) ended on the last day of such fiscal quarter and (B) will continue to be met for the one-year period following the date of the consummation of such proposed Microfoam Sale;

          (vi) the Net Cash Proceeds from such proposed Microfoam Sale are applied to repay Loans to the extent required by Section 4.02(A)(c);

          (vii) no Default or Event of Default then exists or would result therefrom; and

          (viii) at least three Business Days prior to the consummation of such Microfoam Sale, the Borrower shall furnish to the Administrative Agent and the Banks a certificate of a Senior Financial Officer of the Borrower setting forth (A) the estimated sale price in connection with such Microfoam Sale, (B) the amount of, and the calculations required to establish the amount of, the Product Line Contribution of the Microfoam Business subject to such proposed Microfoam Sale, (C) the pro forma
                                                               --- -----
     calculations required by the
     preceding clause (v) made as of the date of such certificate, (D) the calculations required to establish the amount of Net Cash Proceeds resulting therefrom which are permitted to be retained pending the Dixson Acquisition and/or otherwise permitted to be reinvested by the Borrower in accordance with Section 4.02(A)(c), and (E) the anticipated date of the consummation of such proposed Microfoam Sale, and such certificate shall also (1) certify and attach true and correct copies of the Microfoam Sale Agreement and (2) certify as to the compliance with the foregoing provisions of this Section 8.01(j). Promptly following the consummation of the Microfoam Sale, the Borrower shall deliver to the Administrative Agent true, correct and complete copies, certified as such by the Borrower, of all of the Microfoam Sale Documents. The consummation of the Microfoam Sale shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 5.02 and 9; and

     (k) the Borrower may acquire the Dixson Business pursuant to the Dixson Acquisition Documents so long as:


          (i) such Dixson Acquisition is consummated prior to September 30, 1995;

          (ii) the assets and properties being acquired in connection with such proposed Dixson Acquisition shall only be those assets and properties as described in that certain Asset Purchase Agreement (3/13/95 draft) (the "Draft Dixson Agreement"), which has been previously distributed to the Administrative Agent and each of the Banks, with any substantial changes thereof to be reasonably satisfactory to the Administrative Agent and the Required Banks, and no liabilities (contingent (including as a result of the making of any representations or warranties or the giving of any indemnities) or otherwise) shall be assumed in connection with such proposed Dixson Acquisition other than liabilities of the type described in the Draft Dixson Agreement and other liabilities not materially more onerous on the Borrower and its Subsidiaries than those set forth in the Draft Dixson Agreement;

          (iii) the only consideration paid by the Borrower in respect of such Dixson Acquisition consists of cash, Common Stock permitted to be issued under Section 8.13, Indebtedness secured by Liens permitted by Section 8.02(h), to the extent permitted by Section 8.03(b), unsecured Indebtedness permitted under Section 8.03(o) to the extent permitted pursuant to the preceding clause (ii) and/or Permitted Earn-Out Debt to the extent permitted by Section 8.03(n);

          (iv) no Default or Event of Default then exists (both immediately before and immediately after giving effect to such Dixson Acquisition);

          (v) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Dixson Acquisition (both immediately before and immediately after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

          (vi) the assets so acquired are to be employed in, and/or Dixson was at the time of such acquisition engaged in, the businesses permitted pursuant to Section 8.08;

          (vii) to the extent that such Dixson Acquisition is of the capital stock of another Person, such Dixson Acquisition must be of 100% of such capital stock and all of the provisions of

     Section 8.15 to the extent applicable shall have been complied with in respect of such Dixson Acquisition;

          (viii) the Borrower is the surviving corporation of the Dixson Acquisition if structured as a merger or consolidation;

          (ix) after giving effect to the Dixson Acquisition, the aggregate amount paid (including for this purpose all cash consideration paid, the face amount of all Indebtedness incurred in connection with such Dixson Acquisition, the Maximum Potential Liability of all Permitted Earn-Out Debt incurred in connection with such Dixson Acquisition and the fair market value (determined as of the proposed date of consummation of such Dixson Acquisition in good faith by senior management of the Borrower) of the Common Stock, if any, issued as consideration in connection with such Dixson Acquisition), in connection with such Dixson Acquisition shall not exceed $35,000,000;

          (x) (A) the Borrower shall have given the Administrative Agent and the Banks at least three Business Days prior written notice of such Dixson Acquisition, (B) the Borrower in good faith shall believe, based on calculations made by the Borrower on a pro forma basis (the pro forma
                                            --- -----            --- -----
     adjustments made by the Borrower in making the calculations pursuant to this clause (x) (B) shall be subject to the reasonable satisfaction of the Administrative Agent and the Required Banks) after giving effect to the Microfoam Sale if such sale shall have been consummated prior to the Dixson Acquisition, and after giving effect to the Dixson Acquisition as if such Dixson Acquisition had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower (or, for any determination made on or prior to March 31, 1995, on April 1, 1994), that the covenants contained in Sections 8.09 through 8.11, inclusive, of this Agreement would have been met during the one-year period (or such shorter period as provided above) ended on the last day of such fiscal quarter, (C)
     the Borrower in good faith shall believe, based on calculations made by the Borrower, on a pro forma basis (the pro forma adjustments made by the
                    --- -----            --- -----
     Borrower in making the calculations pursuant to this clause (x)(C) shall be subject to the reasonable satisfaction of the Administrative Agent and the Required Banks) after giving effect to the Dixson Acquisition, that the covenants contained in Sections 8.09 through 8.11, inclusive, will continue to be met for the one-year period following the date of the consummation of the Dixson Acquisition and (D) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by a Senior Financial Officer of the Borrower, certifying, to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (xi) and containing the pro forma calculations required by the
                                     --- -----
     preceding clauses (x)(B) and (x)(C) and made as of the date of such certificate. In the event that there are not available audited financial statements relating to the Dixson Business being acquired pursuant to the Dixson Acquisition, the Administrative Agent and the Required Banks must be satisfied with financial information relating to the Dixson Business used to prepare the pro forma calculations made pursuant to this clause (x); and
                    --- -----
          (xi) the Borrower shall, and shall cause each of its Domestic Subsidiaries to, on the date of the consummation of the Dixson Acquisition, grant to the Collateral Agent, for the benefit of the Secured Creditors, first priority perfected security interests in all property of the Borrower and its Subsidiaries (whether real, personal or otherwise) acquired in connection with the Dixson Acquisition and take all actions requested by the Administrative Agent or the Required Banks (including, without limitation, the obtaining of UCC-11's, the filing of UCC-1's and the obtaining of mortgage policies, title surveys and real estate appraisals) in connection with the granting of such security interests, in accordance with the terms of Section 7.11(a) and (b) hereof. All security interests required to be granted pursuant to this Section 8.01(k) shall be granted pursuant to security documentation in accordance with the terms of Section 7.11(a) and (b) and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 8.02 at the time of perfection thereof. The security documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to the respective Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of such Additional Security Documents, the Borrower shall, and shall cause each of its Domestic Subsidiaries to, cause to be delivered to the Collateral Agent such opinions of counsel, mortgage policies, surveys, appraisals and other related documents as may be reasonably requested by the Collateral Agent or the Required Banks to assure themselves that this Section has been complied with. All actions required by this Section 8.01(k) with respect to the Dixson Business shall be completed no later than the date on which the Dixson Acquisition is effected. The consummation of the Dixson Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 5.02 and 9."

       5. On and after the Fourth Amendment Effective Date, Section 8.04(d) of the Credit Agreement shall be hereby amended by (i) deleting the word "and" appearing at the end of clause (ii) thereof and inserting a comma in lieu thereof, and (ii) deleting the period at the end of clause (iii) thereof and inserting the following new text immediately following the end thereof:

          ", and (iv) Capital Expenditures constituting all or a portion of the Dixson Acquisition."

          6. On and after the Fourth Amendment Effective Date, Section 10 of the Credit Agreement shall be hereby amended by adding the following new definitions in the appropriate alphabetical order:

          "Dixson" shall mean Dixson, Inc., a Delaware subchapter S corporation.

          "Dixson Acquisition" shall mean the acquisition by the Borrower of certain assets and properties related to the heavy vehicle instrumentation business of Dixson, but no liabilities (contingent (including as a result of the making of any representations or warranties or the giving of any indemnities) or otherwise) other than liabilities of the type described in the Draft Dixson Agreement (as defined in Section 8.01(k)(ii)) and other liabilities not materially more onerous on the Borrower and its Subsidiaries than those set forth in the Draft Dixson Agreement, pursuant to the Dixson Asset Purchase Agreement, the purchase price for which acquisition shall not exceed $35,000,000.

          "Dixson Acquisition Documents" shall mean and include the Dixson Asset Purchase Agreement and all other documents entered into or delivered in connection with the Dixson Acquisition.

          "Dixson Asset Purchase Agreement" shall mean the asset purchase agreement or similar agreement between the Borrower and Dixson, in form and substance satisfactory to the Administrative Agent and the Required Banks.

          "Dixson Business" shall mean the business acquired pursuant to the Dixson Acquisition Documents relating to the Dixson Acquisition.

          "Microfoam Business" shall mean all or substantially all of the assets used in the operation of the Microfoam division of the Borrower's Industrial

     Materials Group being sold pursuant to the Microfoam Sale.

          "Microfoam Sale" shall mean the sale by the Borrower of the Microfoam Business pursuant to the Microfoam Sale Agreement, the purchase price for which shall not be less than $25,000,000 payable in cash.

          "Microfoam Sale Agreement" shall mean the asset sale agreement or similar agreement entered into between the Borrower and the purchaser of the Microfoam Business, in form and substance satisfactory to the Administrative Agent and the Required Banks.

          "Microfoam Sale Documents" shall mean the Microfoam Sale Agreement and all other documents entered into or delivered in connection with the Microfoam Sale.

          "Product Line Contribution" shall mean, for the Microfoam Business sold pursuant to the Microfoam Sale, the portion of Consolidated EBITDA for the then most recently ended period of four consecutive fiscal quarters attributable to the Microfoam Business, provided, however, that the foregoing determination shall be made without giving effect to any allocation of corporate overhead to the Microfoam Business (it being understood and agreed that for periods ending prior to March 31, 1995, the foregoing determination shall include fiscal quarters prior to the Initial Borrowing Date).

          7. Notwithstanding anything to the contrary contained in this Amendment or in the Credit Agreement, each of the undersigned Banks hereby acknowledges and agrees that in connection with the consummation of the Dixson Acquisition, the Borrower may structure the purchase of the real property to be acquired in connection therewith, valued at approximately $2,500,000 (the "Dixson Real Property"), in accordance with the Memorandum attached hereto as Annex A (the "Dixson Real Property Purchase"). All of the terms and conditions of (and documentation for) and the nature and amount of liabilities (contingent or otherwise), if any, to be acquired in connection with, the Dixson Real Property Purchase shall be satisfactory to the Administrative Agent and the Required Banks. The Borrower acknowledges and agrees that (i) it will give the Administrative Agent and each of the Banks three Business Days prior written notice of the Dixson Real Property Purchase, together with true, correct and complete copies of the documentation therefor, (ii) the sale of the Dixson Real Property to a trust and the Dixson Real Property Purchase shall be made substantially in accordance with the terms set forth in the Memorandum attached hereto as Annex A, (iii) the Dixson Real Property Sale shall be consummated on such terms and conditions and for such a price as would be applicable as if the Borrower directly purchased such Dixson Real Property from Dixson in the Dixson Acquisition, and (iv) on the date of the acquisition by the Borrower or one of its Subsidiaries of the Dixson Real Property from the trust described on Annex A, the Borrower shall grant to the Collateral Agent, for the benefit of the Secured Creditors, security interests and mortgages in such Dixson Real Property and deliver such mortgages, opinions, surveys, appraisals and other documents in connection therewith and otherwise comply with the terms of Section 7.11(a) and (b) and Section 8.01(k)(xi) of the Credit Agreement. Each of the Borrower and the undersigned Banks hereby agrees that for all purposes of the Credit Agreement, including, without limitation, the pro forma calculations required by Sections 8.01(j) and (k)
                     --- -----
     (other than Section 8.01(k)(xi) for which the preceding sentence is applicable) it shall be assumed that the Dixson Real Property Purchase is consummated at the same time as, and as part of, the Dixson Acquisition.

          8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

        10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        11. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when each of the Borrower and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at its Notice Office.

        12. In order to induce the Banks to enter into this Amendment, the Borrower hereby makes each of the representations, warranties and agreements contained in the Credit Agreement on the Fourth Amendment Effective Date both before and after giving effect to this Amendment.

        13. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that no Default or Event of Default is in existence as of the Fourth Amendment Effective Date both before and after giving effect thereto.

        14. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

       IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                    AMETEK, INC.


                                    By  /s/ Deirdre D. Saunders
                                      --------------------------------
                                      Title: Treasurer


                                    THE CHASE MANHATTAN BANK,
                                      N.A.,
                                      Individually and as
                                      Administrative Agent


                                    By  /s/ Carol A. Ulmer
                                      --------------------------------
                                      Title: Vice President


                                    BANK OF MONTREAL,
                                      Individually and as
                                      Co-Agent


                                    By  /s/ Kanu Modi
                                      --------------------------------
                                      Title: Director


                                    CORESTATES BANK, N.A.,
                                      Individually and as
                                      Co-Agent


                                    By  /s/ Robert M. Cordell
                                      --------------------------------
                                      Title: Vice President

                                    PNC BANK, NATIONAL ASSOCIATION,
                                      Individually, as Co-Agent and
                                      as Letter of Credit Issuer


                                    By  /s/ Victoria Randolph Ziff
                                      ---------------------------------
                                      Title: Vice President


                                    BANK OF AMERICA ILLINOIS


                                    By  /s/ Brock T. Harris
                                      ---------------------------------
                                      Title: Vice President


                                    FLEET BANK OF MASSACHUSETTS, N.A.


                                    By  /s/ Michael W. Bonsey
                                      ---------------------------------
                                      Title: Vice President


                                    MELLON BANK, N.A.


                                    By  /s/ Gilbert B. Mateer
                                      ---------------------------------
                                      Title: Assistant Vice President



                                    NBD BANK, N.A.


                                    By  /s/ Nancy Russell
                                      ---------------------------------
                                      Title: Vice President


                                   THE LONG-TERM CREDIT BANK OF JAPAN
                                     LIMITED, NY BRANCH


                                   By   /s/ Shunko Uchida
                                     -----------------------------------
                                      Title: Vice President

                                    THE YASUDA TRUST AND BANKING CO., LTD.
                                      NY BRANCH


                                    By   /s/ Neil T. Chau
                                      ----------------------------------
                                         Title: First Vice President


                                    CARIPLO-CASSA DI RISPARMIO DELLE
                                        PROVINCIE LOMBARDE S.P.A.


                                    By   /s/ Anthony F. Giobbi
                                      ----------------------------------
                                         Title: Vice President


                                    By     /s/ Renato Bassi
                                      ----------------------------------
                                       Title: First Vice President